UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-185676	36-4732802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605

Manhattan Beach, CA 90266

(Address of principal executive offices)

(310) 997-0580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On June 18, 2014, the Audit Committee of the Board of Managers of TriLinc Global Impact Fund, LLC (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The Company notified Deloitte of its dismissal on June 18, 2014.

Deloitte began providing audit services to the Company in the first fiscal quarter of 2013 and had provided a report on the financial statements of the Company for the fiscal year ended December 31, 2013. Deloitte’s report on the financial statements of the Company for the fiscal year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In preparing its financial statements for the third quarter ending September 30, 2013, the Company, including the Chairman of the Company’s Audit Committee, and Deloitte had engaged in discussions concerning the appropriate accounting treatment of a certain loan. The Company had elected to follow the Investment Company accounting model which requires the Company to report its assets at fair value under Accounting Standards Codification No. 946 for its filing of the Form 10-Q for the quarter ended September 30, 2013. In Deloitte’s conversations with management and the Audit Committee (“Committee”) Chairman subsequent to the Committee meeting on November 11, 2013, and the filing of the financial statements for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission on November 14, 2013, the Company expressed to Deloitte that while the Company initially agreed to record a certain loan transaction at fair value as reported in the Company’s financial statements for the quarter ended September 30, 2013, management and the Committee Chairman had since revised their view and disagreed that fair value accounting was appropriate and that such should have been recorded at cost rather than fair value. Deloitte discussed their view that the Company’s position on accounting for the loan transaction was a disagreement within the meaning of Item 304 with the Committee Chairman and Chief Executive Officer and the Company subsequently received a letter from Deloitte informing them of such. The Company has authorized Deloitte to respond fully to the inquiries of any successor auditor concerning the matter of the aforementioned disagreement.

During the two most recent fiscal years and through June 18, 2014, there have been no reportable events (as outlined in Item 304(a)(1)(v) of Regulation S-K).

In response to the Company’s request, Deloitte has furnished the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter dated June 24, 2014, is attached hereto as Exhibit 16.1 to this 8-K.

(b) On June 18, 2014, the Company’s Audit Committee approved the engagement of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm. The Company has not, nor has anyone on its behalf, consulted Moss Adams during the two most recently completed fiscal years and through June 18, 2014, regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and no written report or oral advice was provided by Moss Adams to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (2) any matter that was the subject of either the disagreement described above nor any other disagreements as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K or a reportable event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Deloitte to the SEC dated June 24, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

June 24, 2014	By:	/s/ Gloria Nelund
	Name:	Gloria Nelund
	Title:	Chief Executive Officer

EXHIBIT INDEX

16.1	Letter of Deloitte to the SEC dated June 24, 2014.